Exhibit 99.1

HILLENBRAND INDUSTRIES ANNOUNCES THAT IT HAS FILED FOR AN AUTOMATIC
EXTENSION FOR THE FILING OF ITS FISCAL 2005 ANNUAL REPORT ON FORM 10-K

The Company To Restate Fiscal 2003 Financial Statements Resulting in An Increase In Income
From Discontinued Operations Of $51 Million, Or $0.82 Per Fully Diluted Share. Previously
Announced 2004 Restatement Also Revised Upward

BATESVILLE, Ind., Dec. 14, 2005 – Hillenbrand Industries, Inc. (NYSE:HB) today announced that it has filed with the United States Securities and Exchange Commission (SEC) for an automatic extension for the filing of its fiscal 2005 Annual Report on Form 10-K. The company expects to file the Annual Report on Form 10-K for the year ended September 30, 2005 on or before December 29, 2005.

The filing for an automatic extension is necessary because Hillenbrand plans to restate its fiscal 2003 financial results and will revise the previously announced restatement of its fiscal 2004 financial results upward. Because of the time and effort required of Hillenbrand’s accounting and financial reporting personnel to complete the review and documentation of the effects of the restatements, the company will not be able without unreasonable effort and expense to file its Annual Report on Form 10-K on or before the prescribed due date of December 14, 2005.

FINANCIAL IMPACTS
As part of this restatement, income from discontinued operations and net income in fiscal 2003 will increase $51 million, or $0.82 per fully diluted share. Hillenbrand’s previously announced restatement to its annual fiscal 2004 financial results increased its income from discontinued operations and net income by $15.3 million, or $0.24 per fully diluted share. The restatement announced today also results in an additional increase in fiscal 2004 income from discontinued operations and net income of $18.3 million, or $0.29 per fully diluted share, bringing the total increase in net income for 2004 to $33.6 million, or $0.53 per fully diluted share.

The effects of this restatement on the income statement impact only discontinued operations and have no impact on previously reported results from continuing operations or cash flows. Hillenbrand’s balance sheets as of September 30, 2003 and all succeeding periods will also be restated to reflect $69.3 million of additional goodwill as a result of the restatement. The restatement will update only fiscal 2003 and 2004 reported results of operations, with no changes to fiscal 2005 results of operations. The company’s restated results are subject to the completion of audit procedures by PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm.

RESTATEMENT SUMMARY
The Audit Committee of Hillenbrand’s Board of Directors concluded earlier this week that Hillenbrand will restate its results of operations for fiscal 2003 and 2004. As outlined above, this restatement is in addition to the previously announced restatement of fiscal 2004 financial results related to the understatement of income tax benefits associated with discontinued operations, including Hillenbrand’s fiscal 2004 sale of Forethought Financial Services, Inc.

This latest restatement is the result of errors in the company’s allocation of goodwill to Hill-Rom’s piped-medical gas and infant care businesses for purposes of determining the original impairment loss recognized on the transactions in the fourth quarter of fiscal 2003 and the effect of the dispositions recognized upon the closing of the transactions in fiscal 2004. These businesses were included in the Hill-Rom reporting unit for goodwill impairment assessment purposes. When a portion of a reporting unit that constitutes a business is sold, Statement of Financial Accounting Standards No. 142 (“SFAS 142”), Goodwill and Other Intangible Assets, requires that the amount of goodwill associated with that business be determined based on the relative fair values of the business to be sold versus the portion of the reporting unit to be retained. SFAS 142 further provides, however, that if a business to be disposed of was never integrated into the reporting unit after its acquisition, the current carrying amount of acquired goodwill should be included in the carrying amount of the business to be disposed of.

When definitive agreements to sell the piped-medical gas and infant care businesses were reached in the fourth fiscal quarter of 2003, an impairment assessment was performed as if the businesses were non-integrated, separate, stand-alone entities for which we concluded that that the benefits of the acquired goodwill associated with these businesses had not been realized, and would not be realized in the future. Therefore, all the original non-amortized goodwill associated with the acquisitions of these businesses, other than a portion pertaining to a retained business, was included in the carrying values of the businesses to be disposed of, thereby resulting in the recognition of an impairment loss of $51 million (net-of-tax) in the fourth quarter of fiscal 2003. Had the company appropriately allocated goodwill to the disposed businesses based on their relative fair values compared to the fair value of the reporting unit containing such businesses, the carrying amounts of the disposed businesses would have been lower and no impairment loss would have been recorded. Further, the company would have recognized gains on the divestitures of both businesses in fiscal 2004 of a combined $18.3 million, net of tax.

The effects of this restatement will be included in the previously announced amendment of the Annual Report on Form 10-K for fiscal 2004, and the impacts on our quarterly reports on Form 10-Q will also be covered by the originally planned amendments of the three quarterly reports for fiscal 2005 on Form 10-Q.

Hillenbrand will file a Form 8-K further describing the restatement no later than December 19, 2005. Hillenbrand intends to file its amendment on Form 10-K/A to its 2004 Annual Report on Form 10-K with the SEC in the near term, but prior to the filing of our fiscal 2005 Annual Report on Form 10-K, and will follow-up with amended Form 10-Qs for fiscal 2005 as soon as practicable after that date. The company’s previously filed fiscal 2003 and 2004 consolidated financial statements, and its quarterly consolidated financial statements for fiscal 2004 and 2005, should no longer be relied upon. The Form 10-K/A will disclose that the company’s internal controls over financial reporting were not effective as of September 30, 2004 due to the existence of material weaknesses in the company’s controls over the accuracy of its accounting for goodwill and its accounting for income taxes, including the determination of income taxes payable, deferred income tax assets and liabilities and the related income tax provision. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

About Hillenbrand Industries, Inc.
Hillenbrand, headquartered in Batesville, Indiana, is a publicly traded holding company for two major wholly owned businesses serving the health care and funeral services industries. Hill-Rom Company is a manufacturer of equipment for the health care industry and a provider of associated services for wound, pulmonary and circulatory care. It is also a provider of medical equipment outsourcing and asset management services. Batesville Casket is a leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes.

Disclosure Regarding Forward-Looking Statements:
Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the company’s future plans, objectives, beliefs, expectations, representations and projections. The company has tried, wherever possible, to identify these forward-looking statements using words such as “intend,” “anticipate,” “believe,” “plan,” “encourage,” “expected,” “may,” “goal,” “become,” “pursue,” “estimate,” “strategy,” “will,” “projection,” “forecast,” “continue,” “accelerate,” “promise,” “increase,” or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward-looking. It is important to note that forward-looking statements are not guarantees of future performance, and the company’s actual results could differ materially from those set forth in any forward-looking statements. Factors that could cause actual results to differ from forward-looking statements include but are not limited to: the company’s dependence on its relationships with several large national providers and group purchasing organizations, changes in death rates, costs and availability of raw materials, the success of the company’s restructuring, realignment and cost reduction efforts, whether the company’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, the success of the implementation of the company’s enterprise resource planning system, compliance with FDA regulations, tax-related matters, potential exposure to antitrust, product liability or other claims, failure of the company to execute its acquisition strategy through the consummation and successful integration of acquisitions and the ability to retain executive officers and other key personnel. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the period ended September 30, 2004 and under the heading “Forward-Looking Statements and Factors That May Affect Future Results” in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. The company assumes no obligation to update or revise any forward-looking statements.